UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 19, 2022
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Rockley Photonics Holdings Limited
(Exact name of registrant as specified in its charter)
 ____________________________

Cayman Islands	001-40735	98-1644526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom (Address of principal executive offices)		WA14 2DT (Zip Code)

+44 (0) 1865 292017
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary shares, $0.000004026575398 par value per share	RKLY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	RKLY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On January 19, 2022, the Compensation Committee of the Board of Directors of Rockley Photonics Holdings Limited (the “Company”) approved an amendment (the “Amendment”) to the employment agreement between the Company and Amit Nagra, the Company’s Chief Operating Officer, pursuant to which, Mr. Nagra’s employment would be terminated on or around March 31, 2022 in connection with the Company monetizing its ultra-high-speed fiber optic communication solutions (as previously discussed in the Company’s December 22, 2021 press release), which date may be extended upon mutual agreement. Pursuant to the terms of the Amendment, Mr. Nagra would continue to be entitled to his base salary through the termination date and retain his 2021 bonus eligibility at the target rate of 60% of his base salary, which bonus would be paid in accordance with the Company’s bonus policy as previously disclosed and subject to the terms of Mr. Nagra’s employment agreement, as amended. In addition, Mr. Nagra is eligible to receive a bonus in the event the Company monetizes in its ultra-high-speed fiber optic communication solutions, prior to the termination of his employment, subject to the conditions as set forth in the Amendment. The amount of such bonus shall be mutually agreed upon between Mr. Nagra and the Company, subject to Board approval; provided, however, that in no event shall the amount of any such bonus exceed an amount equal to 3% of the net amount of cash, cash equivalent, or other consideration received by the Company in connection with such matter. Mr. Nagra shall also be eligible for severance in accordance with the existing terms of his employment agreement.

(e) The disclosure regarding the terms of the Amendment set forth in Item 5.02(b) above are incorporated by reference in this Item 5.02(e).

The foregoing summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement by and between the Company and Amit Nagra, dated January 20, 2022, a copy of which will be filed as an exhibit to the Company’s periodic report on Form 10-Q or Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockley Photonics Holdings Limited

Date:	January 20, 2022	By:	/s/ Mahesh Karanth
		Name:	Mahesh Karanth
		Title:	Chief Financial Officer